UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

[ ]      Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials     [ ]  Confidential, for Use of the
                                                  Commission Only (as
                                                  Permitted by Rule 14a-6(e)(2))

[ ]      Soliciting Material Pursuant to ss.240.14a-12

                             THE TOPPS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

         Common Stock, $0.01 par value per share
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(2) Aggregate number of securities to which transaction applies:

         41,678,612 shares of Common Stock of The Topps Company, Inc. (includes 2,938,440 shares underlying options to purchase Common Stock, of which options to purchase 2,261,124 shares are in-the-money and eligible to receive consideration in the transaction, and 22,407 shares of restricted stock)
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

         $385,591,102
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(5) Total fee paid:

         $11,831.78
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[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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


On September 19, 2007, The Topps Company, Inc. issued the following press release:

                 TOPPS POSTPONES SPECIAL MEETING OF STOCKHOLDERS
                 TO VOTE ON PROPOSED MERGER UNTIL 3:00 PM TODAY

   Topps Intends to Continue Soliciting Votes and Proxies During Postponement

NEW YORK, September 19, 2007 - The Topps Company, Inc. (Nasdaq: TOPP) today announced that the special meeting of Topps stockholders to consider and vote on the pending merger agreement with affiliates of The Tornante Company LLC and Madison Dearborn Partners, LLC has been postponed until 3:00 p.m. today.

Based on preliminary estimates of the vote count and discussions with a number of the Company's stockholders, the Company believes that substantially more votes are in favor of the transaction than against it, including stockholders who are in the process of voting or changing their votes to "FOR." However, at this time, the number of votes cast in favor of the transaction is not sufficient to approve the transaction under Delaware law. The Company has postponed the special meeting in order to provide an opportunity for these stockholders' votes to be received and for additional stockholders to vote "FOR" the merger.

The Company intends to continue to solicit votes and proxies in favor of the merger during the postponement. During this time, stockholders will continue to be able to vote their shares for or against the merger, or to change their previously cast votes.

Topps stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. During this period, stockholders are advised that if they have any questions or need any assistance in voting their shares, they should contact Topps' proxy solicitor, Mackenzie Partners, Inc., toll-free, at 1-800-322-2885.

The Topps Board continues to believe that the $9.75 per share all cash offer represents certain and good value to all Topps' stockholders. The Tornante - Madison Dearborn transaction is the only binding offer to result from the Board of Director's extensive and thorough value-maximization process that started nearly three years ago. It has obtained all required domestic and foreign antitrust regulatory approvals relating to its acquisition of Topps.

Lehman Brothers Inc. is serving as sole financial advisor to Topps and Willkie Farr & Gallagher LLP is serving as legal advisor.

About The Topps Company, Inc.

Founded in 1938, Topps is a leading creator and marketer of sports and related cards, entertainment products, and distinctive confectionery. Topps entertainment products include Major League Baseball, NFL, NBA and other trading cards, sticker album collections, and collectible games. The Company's confectionery brands include "Bazooka" bubble gum, "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops. For additional information, visit www.topps.com.

Forward Looking Statements
This release may contain "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. Although Topps believes the expectations contained in such forward- looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in Topps' Securities and Exchange Commission filings available at http://www.sec.gov, the SEC's Web site. Free copies of Topps' SEC filings are also available on Topps' Web site at www.Topps.com or by contacting the company's proxy solicitor, Mackenzie Partners, Inc. at topps@mackenziepartners.com.

CONTACTS

Investors:
Betsy Brod / Lynn Morgen
MBS Value Partners, LLC
212-750-5800

Dan Burch / Dan Sullivan
Mackenzie Partners, Inc.
212-929-5940 / 1-800-322-2885

Media:
Joele Frank / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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